Exhibit 24

                       POWER OF ATTORNEY



      The  undersigned,  a member of the Board  of  Directors  of

CalEnergy  Company, Inc., a Delaware corporation (the "Company"),

hereby  constitutes  and appoints Steven A.  McArthur,  Craig  M.

Hammett and Douglas L. Anderson and each of them, as his/her true and  lawful  attorney-in-fact  and  agent,  with  full  power  of substitution and resubstitution, for and in his/her stead, in any and  all capacities, to sign on his/her behalf the Company's Form

10-K  Annual Report for the fiscal year ending December 31,  1997 and  to execute any amendments thereto and to file the same, with all  exhibits  thereto,  and all other  documents  in  connection therewith,  with  the  Securities  and  Exchange  Commission  and applicable stock exchanges, with the full power and authority  to do  and  perform  each  and  every act  and  thing  necessary  or advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-

in-fact  and  agent,  or his/her substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.



                       POWER OF ATTORNEY




Executed as of March 27, 1998


/s/ David L. Sokol                 /s/ David R. Morris
DAVID L. SOKOL                     DAVID R. MORRIS


/s/ Edgar D. Aronson               /s/ Bernard W. Reznicek
EDGAR D. ARONSON                   BERNARD W. REZNICEK


/s/ Judith E. Ayres                /s/ Walter Scott, Jr.
JUDITH E. AYRES                    WALTER SCOTT, JR.


/s/ Richard K. Davidson            /s/ John R. Shiner
RICHARD K. DAVIDSON                JOHN R. SHINER


/s/ David H. Dewhurst              /s/ Sir Neville G. Trotter
DAVID H. DEWHURST                  SIR NEVILLE G. TROTTER


/s/ Richard R. Jaros               /s/ David E. Wit
RICHARD R. JAROS                   DAVID E. WIT


/s/ Ben Holt
BEN HOLT